Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-effective Amendment No.4 to Registration Statement (No. 333-191707) on Form N-2A of Little Harbor Multistrategy Composite Fund of our report dated August 5, 2014, relating to our audit of the financial statements, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ McGladrey LLP

Boston, Massachusetts

August 5, 2014